Franklin Bank

The Franklin Family of Community Banks[SM]

NASDAQ: FBTX

Investor Presentation

October 2007

Forward-Looking

This presentation may include forward-looking statements. These forward-looking statements include comments with respect to our objectives, expectations, and strategies, and the results of our operations and our business.  However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution listeners and readers of this presentation not to place undue reliance on these forward-looking statements because the statements are influenced by factors such as interest rates and the effect of competition that could cause the Company’s actual results to differ materially from these statements. Forward-looking statements may be influenced in particular by factors including fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. We caution that the foregoing list is not exhaustive.  When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events. These factors are discussed in more detail in Franklin Bank Corp.'s Annual Report on Form 10-K for the year ended December 31, 2006.

Agenda

History / Overview

Business Drivers

Business Segments

Banking

Mortgage Banking

Builder Lines Evaluation

Financial Results

History / Overview

Franklin Bank Corp. is 5 years old!

Franklin Bank Corp. began operations in April 2002.

Franklin Bank Corp. began trading its common stock
on the NASDAQ in December 2003 under the ticker
symbol FBTX.

Franklin Bank Corp. raised additional capital through
a preferred stock offering trading on the AMEX under
the ticker symbol FBK-P.

Why is Franklin different?

            We are developing The Franklin Family of
Community Banks outside the major metropolitan
areas in Texas.  The bank is supported by lending
production.  We aim to be a low cost producer,
provide high-quality customer service and an
excellent return to our investors.

Franklin Bank Today

Scarcity value…one of 9 Texas-based banks

Total Assets: $5.7 billion at 9/30/2007

Common Stock Ticker Symbol: FBTX – NASDAQ

Institutions 82%

Management and Directors 10%

Preferred Stock Ticker Symbol: FBK-P - AMEX

Franklin continues to transform…

            Into a commercial bank based in the communities
outside the major metropolitan areas of Texas.

Management Team

Executive Vice President & Chief Credit Officer

Max Epperson

Executive Vice President & Managing Director of East Texas

Kelley Lee

Executive Vice President & Chief Financial Officer

Russell McCann

Executive Vice President & Managing Director - Administration

Glenn Mealey

Executive Vice President & Chief Information Officer

Jan Scofield

Executive Vice President & General Counsel

David Jones

Executive Vice President & Managing Director - Commercial
Lending

Michael Davitt

Executive Vice President & Managing Director - Mortgage
Banking

Dan Cooper

President & Chief Operating Officer of Franklin Bank S.S.B.

Andy Black

Chief Executive Officer & President of Franklin Bank Corp.

Anthony Nocella

Business Drivers

Business Drivers

Increase earning assets

Increase community banking deposits

Increase non-interest income

Improve operating expense ratio

Strive to have an efficiency ratio of 50%

Banking

Banking

            Franklin offers Community Banking in Texas through
45 community banking offices and Commercial
Lending nationwide through 8 commercial lending
offices.

Community Banking

            Provide “big city” banking to the small towns
outside the major metropolitan cities in Texas.

OKLAHOMA
Oklahoma City
Albuquerque
Amarillo
Little Rock
UNITED STATES
ARKANSAS
NEW MEXICO
Lubbock
Wichita Falls
Fort Worth
Abilene
Dallas
TEXAS
Waco
LOUISIANA
Ciudad Juárez
Austin
Beaumont
Houston
San Antonio
CHIHUAHUA
Acuña
Piedras Negras
Chihuahua
COAHUILA
Cuauhtémoc
MEXICO
Laredo
Corpus Christi
Gulf of
Hidalgo del
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NUEVO LEÓN
McAllen

Franklin Bank

Creating a franchise

  Community Banking Offices (45)

  Corporate Headquarters

Mortgage Banking

What is our mortgage business?

Only 20% of total net income is contributed by
Mortgage Banking

Currently amortizing off approximately $30-40 million
per month of single family loans

Tightening of product guidelines in secondary
market causes lower originations

Characteristics of the Placeholder

De minimus sub-prime

Average FICO of 711

Average loan-to-value of 72%

No negative amortization or pay-option ARM loans

Builder Line
Evaluation

Builder Evaluation

The Franklin customer base:

Seasoned builders

Large 500-1000 units (not public)

Medium 50-500 units

5 or more Years in business

Debt to equity- 6 to1 target and 3 to 1 average,
with many credits being 1 to 1

Builder Evaluation

Profitability

They have shown resiliency in previous periods of
declines in the market

Manage inventory to sales

Low speculative ratios (Covenants are in place on
each builder and each subdivision)

Liquidity

Why are they successful?

Driven by profits, not volume

Builder Evaluation

Why are our builders able to manage during tough
times, versus public builders?

Control of speculative inventory

Committed to local community

Strong local reputation and representation

Actively sell homes, not order takers

Market Studies

Franklin Bank is proactive in staying aware of
residential markets across the United States on a
macro and individual market basis.

Market Studies

Franklin Management does the following:

Each Region reports quarterly to Management Credit
updates on their market in a presentation format.

Third Party Studies of Individual Markets (Metro-Study) are
received each quarter by the market manager and National
EVP.

Market Managers attend on a regular basis Economic
Forecasts provided by various organizations such as
Chambers of Commerce, Homebuilder’s Association,
Realtor’s Association, Economic Development meetings.

Franklin’s Chairman and President are members of the
National Home Builders Mortgage Roundtable.

Metro Study

National Third Party Housing Data Source

Quarterly Market information on line

Identifies 100% of subdivisions in a market place

Identifies all builders in a geographic area,
number of units, price range, history, lot
inventories, closings

Portfolio Subdivisions Analysis

Franklin Bank makes development loans that become
neighborhoods (subdivisions) in individual and planned
communities.

These subdivisions are analyzed by:

Market demand analysis:

pricing, absorption, competition, product

Verifications

zoning, environmental, impact studies, and public approvals

Independent valuation of the developments

Construction Activity

Franklin Bank looks at its construction portfolio on a daily basis within each
Regional Office.

On a monthly basis, management reports are reviewed that presents an accounting of the various components of the Builder Finance Portfolio.
These include:

Number of pre-sold houses (units and dollars)

Number of speculative inventory (units and dollars)

Total Committed

Total Disbursed

Back log of sales

Cancellations

Inventory

Construction Inspections

Franklin follows a percentage completion worksheet for
all disbursements made against each loan.

These disbursements are independently verified by third
party inspectors.

Two officers review and approve funding

Financial Results

$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$2,251,300
$3,479,734
$4,471,252
$5,537,367
$5,746,641
12/31/2003
12/31/2004
12/31/2005
12/31/2006
9/30/2007

Franklin Bank

Assets

$’s are in thousands

$2,400,000
$2,000,000
$1,600,000
$1,200,000
$800,000
$400,000
$-
100.00%
80.00%
60.00%
40.00%
20.00%
0.00%
$282,816
$646,092
$1,154,159
$1,861,003
$2,313,378
12/31/2003
12/31/2004
12/31/2005
12/31/2006
9/30/2007
Commercial & Consumer Loans
1-4 Family Loans as a % of Total Loans

Franklin Bank

Balance Sheet Repositioning Continues

$’s are in thousands

$2,400,000
$2,000,000
$1,600,000
$1,200,000
$800,000
$400,000
$0
$720,704
$1,252,915
$1,440,714
$2,042,554
12/31/2004
12/31/2005
12/31/2006
9/30/2007

Franklin Bank

Community bank deposits
continue to increase

$’s are in thousands

Earnings are expected to be…

             1st Qtr. -  $0.26 (actual)

             2nd Qtr. - $0.30 (actual)

             3rd Qtr. - $0.32  (actual core)

             4th Qtr. - $0.34 -  $0.36

             2007      $1.22  -  $1.24 per diluted share

Attractive markets and solid economics across Texas

Stable and improving core funding base

Improving loan portfolio mix

Expanding net yield on earning assets

Low risk balance sheet with minimal sub prime exposure
and

Improving operating leverage

Why Franklin Bank?

Thank you for your interest

in Franklin Bank (FBTX)!

www.bankfranklin.com